Exhibit 10.6

*** text ommitted and filed seperately

confidential treatment requested

under 17 c.f.r.§§200.80(b)(4) and 240.24b-2

RGN-259 LICENSE Agreement

This License Agreement (this “Agreement” or this “License Agreement”) is effective as of March 7, 2014 (the “Effective Date”) by and between RegeneRx Biopharmaceuticals, Inc., a company organized and existing under the laws of the state of Delaware, with offices at 15245 Shady Grove Road, Suite 470, Rockville, Maryland, U.S.A. (hereinafter “Licensor”), and Digital Aria Co., Ltd. with offices at 22nd FL, Parkview Tower, 248 Jungjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 463-863, Republic of Korea (hereinafter “Licensee”), each a “Party” and, collectively, the “Parties.”

Recitals

WHEREAS, Licensor is engaged in the business of developing biopharmaceutical products, including the clinical development of a drug candidate referred to as RGN-259, which utilizes Tβ4 (as defined herein) as the biologically active ingredient;

WHEREAS, Licensee is engaged in the business of developing, marketing, manufacturing, and distributing biopharmaceutical products;

WHEREAS, Licensee wishes to obtain the rights to develop, manufacture finished product and commercialize the Licensed Product in the Field, in the Territory (as each such term is defined herein); and

WHEREAS, Licensor and Licensee wish to specify certain terms relating to the manufacture and supply of the Licensed Product and/or the API (as defined herein).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Definitions

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” shall mean, with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities, or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

“Agreement” shall have the meaning given such term in the preamble.

“API” shall mean Tβ4 in the form of an active ingredient to be utilized as a component in the Licensed Product.

“Challenge” shall have the meaning given such term in Section 8.8(b).

“Change of Control” shall mean, with respect to a Party, the occurrence of any of the following:

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(a) any consolidation, merger, recapitalization or reorganization of a Party with or into any Third Party, or any other corporate reorganization involving a Third Party (“Merger”), as long as the stockholders of such Party immediately prior to the Merger own less than fifty percent (50%) of the surviving entity’s voting power immediately after the Merger;

(b) a change in the beneficial ownership of more than fifty percent (50%) of the voting securities of any Party (whether in a single transaction or series of related transactions) where, immediately after giving effect to such change, the legal or beneficial owner of more than fifty percent (50%) of the voting securities of such Party is a Third Party.

(c) the sale, transfer, lease, license or other disposition to a Third Party of all or substantially all of a Party’s assets, to which this Agreement relates, in one or a series of related transactions.

“Commercialization Plan” shall have the meaning given such term in Section 4.1.

“Commercially Diligent Efforts” shall mean, with respect to the development and commercialization by Licensee of at least one Licensed Product, the level of efforts and resources generally used by similarly situated pharmaceutical companies marketing compounds or products throughout the Territory (including internally developed, acquired and in-licensed compounds or products) with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product).

“Confidential Information” shall mean any and all information, data, results, Inventions, trade secrets, techniques, material, or compositions of matter of any type or kind, including without limitation all Know-How and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, personnel, financial, legal and commercial information or data, whether communicated in writing, orally or by any other method, that a Party treats or identifies as confidential and, in each case, is disclosed by one Party to the other Party under this Agreement.

“Control”, “Controls” and “Controlled” shall mean, with respect to a particular item of information or intellectual property right, that the applicable Party or any Affiliate of such Party owns or has a license to such item or right and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such item or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing as of the Effective Date or thereafter.

“Development Plan” shall have the meaning given such term in Section 3.1.

“Disclosing Party” shall have the meaning given such term in Section 9.1.

“Distributor” shall mean any Third Party appointed by Licensee to distribute, market and sell Licensed Product purchased from Licensee or any of its Affiliates (regardless of whether such Third Party has the right or obligation to provide packaging or labeling services with respect to such Licensed Product).

“Effective Date” shall have the meaning given such term in the preamble.

“FDA” shall mean the United States Food and Drug Administration or any successor U.S. governmental agency performing similar functions.

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“Field” shall mean the treatment of all human ophthalmic diseases and conditions in the Territory using Tβ4 in any formulation delivered topically to the eye, provided, however, that “Field” shall not include any use of the Licensed Product incorporated into the form of any type of cosmetic or food product.

“First Commercial Sale” shall mean the initial sale of Licensed Product by or on behalf of Licensee, its Affiliates, Sublicensees or Distributors in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales in the Territory following Regulatory Approval of the Licensed Product in the Territory. For clarity, First Commercial Sale shall not include transfers of Licensed Product at below cost by or on behalf of Licensee, its Affiliates, Sublicensees or Distributors in connection with compassionate use, emergency use, treatment INDs, or the like authorized by the FDA or any corresponding Governmental Authorities in the Territory.

“GAAP” shall mean, in the case of the Licensor, Generally Accepted Accounting Principles recognized in the United States, and in the case of the Licensee, Generally Accepted Accounting Principles recognized in the Republic of Korea.

“Generic or Branded Generic” shall mean a drug product containing the same active ingredients as Licensed Products and is subject to the regulations of the governments of countries where they are dispensed and is comparable to brand/reference listed drug product in dosage form, strength, route of administration, quality and performance characteristics, and intended use.

“GCP” shall mean the then current good clinical practices as defined in U.S. Regulations 21 C.F.R. §§ 50, 54, 56, 312 and 314, the International Conference of Harmonization (ICH) E6 “Good Clinical Practice: Consolidated Guidance,” and in any successor regulation or any official guidance documents issued by a Governmental Authority.

“GLP” shall mean the then current good laboratory practice standards as defined by the FDA pursuant to 21 C.F.R. Part 58, and in any successor regulation or any official guidance documents issued by a Governmental Authority.

“GMP” shall mean the then current good manufacturing practices as defined by the FDA pursuant to 21 C.F.R. §§ 210 and 211 and in any successor regulation or any official guidance documents issued by a Governmental Authority.

“Governmental Action” shall have the meaning given such term in Section 13.2(b).

“Governmental Authority” shall mean: (i) any national, federal, provincial, state, municipal or other governmental body in any jurisdiction in the Territory, the United States or elsewhere, (ii) any international or multi-lateral body, (iii) any subdivision, ministry, department, secretariat, bureau, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for any of the foregoing governments or bodies, or (v) any international, multi-lateral, or multi-national judicial, quasi-judicial, arbitration or administrative court, grand jury, tribunal, commission, board or panel, in each case having jurisdiction over the United States or any jurisdiction in the Territory.

“ICC Rules” shall have the meaning given such term in Section 14.814.8(c).

“IND” shall mean an investigational new drug application filed with the FDA, or the equivalent in any jurisdiction in the Territory.

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“Indemnified Party” shall have the meaning given such term in Section 11.3.

“Indemnifying Party” shall have the meaning given such term in Section 11.3.

“Intellectual Property” shall mean any Inventions, Patents, patent rights, utility models, copyrights, trade secrets, Trademarks, service marks, Know-How, technical information and all other intellectual property rights.

“Invention” shall mean any process, method, use, composition of matter, article of manufacture, discovery, finding or invention, whether or not patentable.

“Joint Development Committee” shall have the meaning given such term in Section 3.4.

“Joint Inventions” shall have the meaning given such term in Section 8.2(c).

“Know-How” shall mean all tangible and intangible (i) techniques, technology, practices, trade secrets, methods, knowledge, know-how, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms, and (ii) compounds, compositions of matter, and physical, biological or chemical material.

“Laws” shall mean (i) all constitutions, treaties, laws, statutes, codes, ordinances, guidance, orders, decrees, rules, regulations, and municipal by-laws, whether domestic or international, anywhere in the Territory or as may otherwise be agreed in writing between the Parties, (ii) all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority, and (iii) all policies, practices and guidelines of any Governmental Authority.

“Licensed Know-How” shall mean Know-How owned or Controlled by Licensor that exists as of the Effective Date or at any time thereafter during the Term, in each case that is necessary or useful for the development, registration, manufacture, promotion, marketing, distribution, or sale of the Licensed Product in the Field in the Territory.

“Licensed Patents” shall mean the Patents owned or Controlled by Licensor as of the Effective Date (as listed in Exhibit A hereto), to the extent that such Patents disclose or claim the Licensed Product as well as any future Patents owned or Controlled by Licensor or its Affiliates during the Term, to the extent that such future Patents disclose or claim the Licensed Product.

“Licensed Product” shall mean the Licensor’s drug candidate referred to as RGN-259 that utilizes Tβ4 as at least one of the biologically active ingredients and/or improvements thereto developed or acquired by or on behalf of Licensor for the Field in the Territory, in each case to the extent such improvements are owned or Controlled by Licensor. The term “Licensed Product” shall include both clinical and commercial applications of any such product.

“Licensee” shall have the meaning given such term in the preamble.

“Licensee Inventions” shall have the meaning given such term in Section 8.2(a).

“Licensee Product Data” shall have the meaning given such term in Section 13.313.3(b)(i).

“Licensor” shall have the meaning given such term in the preamble.

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“Licensor Inventions” shall have the meaning given such term in Section 8.2(b).

“Losses” shall have the meaning given such term in Section 11.1.

“Marketing Approval” shall mean all approvals, licenses, registrations, or authorizations of a Regulatory Authority in any jurisdiction of the Territory necessary for the manufacture, use, storage, marketing, importation or sale of the Licensed Product in such jurisdiction.

“Marketing Year” shall mean the period commencing on the date of the first Marketing Approval in any country in the Territory and ending on December 31 of the same year. Thereafter, and for the duration of this Agreement, each subsequent Marketing Year will correspond to a calendar year period (i.e., from January 1 to December 31).

“Net Sales” shall mean the gross receipts for sales made by Licensee, its Affiliates, Sublicensees and Distributors of the Licensed Product to other independent buyer(s) in bona fide arm’s length transactions, less the following deductions with respect to such sale, to the extent applicable to the Licensed Product and to the extent actually allowed and taken: (i) quantity and/or cash discounts actually allowed or taken to the extent customary; (ii) customs, duties, excise taxes, if any, directly related to the sale of the Licensed Product and actually paid; (iii) amounts allowed by reason of rejections and return of goods; (iv) Third-Party rebates related to the sale of the Licensed Product; and (v) import tax, value-added tax and other similar sales taxes related to the sale of the Licensed Product, all to the extent in accordance with GAAP as consistently applied across all products of Licensee. No deductions shall be made for commissions paid to individuals, whether with independent sales agencies or regularly employed by Licensee, its Affiliates, Sublicensees or Distributors, and on its payroll, or for the cost of collections. On sales made in other than in arm’s length transaction, the value of Net Sales attributed to such a transaction shall be that which would have been received in an arm’s length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

“Panel” shall have the meaning given such term in Section 14.814.8(c)(i).

“Parties” and “Party” shall have the meanings given such terms in the preamble.

“Patents” shall mean any and all patents and/or patent applications, and any patents issuing on such patent applications, as well as any continuations, divisions, reissues and re-examinations of any of the foregoing.

“Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“PHS” shall mean the National Institutes of Health, the Centers for Disease Control, and/or the FDA, agencies of the United States Public Health Service within the Department of Health and Human Services.

“PHS License” shall mean the Patent License Agreement, dated as of February 6, 2001, between PHS and Licensor, attached hereto as Exhibit B.

“Product Liability Claim” shall mean any Third Party proceedings involving any actual or alleged death or bodily injury arising out of or resulting from the use of the Licensed Product sold by Licensee or its Sublicensees.

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“Prohibited List” shall mean (a) the HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.oig.hhs.gov); (b) the General Services Administration’s List of Parties Excluded from Federal Programs (available through the Internet at http://www.epls.gov); and (c) the FDA Debarment List (available through the Internet at http://www.fda.gov/ora/compliance_ref/debar/).

“Prosecute” shall have the meaning given such term in Section 8.5(a).

“Receiving Party” shall have the meaning given such term in Section 9.1.

“Regulatory Approval” shall mean any and all approvals (including, to the extent necessary, pricing approvals), licenses, registrations or authorizations of any Governmental Authority, necessary for the promotion, development (including without limitation the conduct of clinical trials), marketing, distribution, manufacture, sale or importation of a Licensed Product.

“Regulatory Authority” shall mean any applicable Governmental Authority in any jurisdiction in the Territory from which Regulatory Approval is required to be obtained.

“Regulatory Laws” shall mean all applicable Laws governing (i) marketing approval or clearance, import, export, testing, investigation, development, manufacture, packaging, labeling, handling, storage, distribution, installation, servicing, marketing, or sale, (ii) recordkeeping and reporting obligations, (iii) recalls, or (iv) similar regulatory matters, with respect to the Licensed Product.

“Relevant Period” shall mean, on a Licensed Product-by-Licensed Product basis and on a country-by-country basis, the period starting from the Effective Date and ending on (i) the expiration of the last-to-expire valid and applicable Licensed Patent within the given country of the Territory or (ii) the fifteenth (15th) anniversary of the First Commercial Sale of each Licensed Product in such country, whichever is later.

“RGN-137 Agreement” shall mean that certain RGN-137 License Agreement dated as of even date herewith and executed concurrently herewith between the Parties.

“Royalty Term” shall mean the period commencing on the First Commercial Sale and ending at the expiration of or the effective date of termination of this Agreement.

“Semi-exclusive” shall mean the license granted by Licensor to Licensee in a given country to manufacture, offer to sell, sell and import the Licensed Product in the Field in the Territory, pursuant to which Licensor may simultaneously, directly or through its Affiliate, manufacture, offer to sell, sell and import Licensed Product in that same country.

“Sublicensee” shall mean any Affiliate or Third Party to whom Licensee sublicenses any rights as permitted by Section 2.1(e).

“Tβ4” shall mean the 43 amino acid peptide commonly referred to as Thymosin Beta 4.

“Territory” or “Territories” shall mean the following countries: Japan, Australia, New Zealand, Brunei, Cambodia, East Timor, Indonesia, Korea, Laos, Malaysia, Mongolia, Myanmar (Burma), Philippines, Singapore, Thailand and Vietnam, Bangladesh, Bhutan, India, Maldives, Nepal, Pakistan, Sri Lanka, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, and Uzbekistan.

“Third Party” shall mean any Person other than Licensor, Licensee, and Affiliates of either Party.

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“Trademark” shall mean any trademark, trade dress, brand mark, trade name, brand name, logo, business symbol or other similar indicia of origin.

“Valid Claim” shall mean a claim of an issued and unexpired Licensed Patent, that has not been revoked or held unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, and that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise.

Section 2. License Grant and Other Rights

2.1           License Grants to Licensee

(a)          Non-Exclusive License to Use to Develop. Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, irrevocable (except as otherwise provided for in this Agreement and in the PHS License), royalty-free license to use the Licensed Patents and the Licensed Know-How to develop the Licensed Product in the Field in the Territory.

(b)          Exclusive License to Make and Sell. Subject to the terms of this Agreement, Licensor hereby grants to Licensee an exclusive irrevocable (except as otherwise provided for in this Agreement and in the PHS License) royalty-bearing license to use the Licensed Patents and the Licensed Know-How to manufacture, offer to sell, sell and import the Licensed Product in the Field in the following countries of the Territory: Japan, Australia, New Zealand, Brunei, Cambodia, East Timor, Indonesia, Korea, Laos, Malaysia, Mongolia, Myanmar (Burma), Philippines, Singapore, Thailand, Vietnam and Kazakhstan.

(c)          Semi-exclusive License to Make and Sell. Subject to the terms of this Agreement, Licensor hereby grants to Licensee a Semi-exclusive irrevocable (except as otherwise provided for in this Agreement and in the PHS License) royalty-bearing license to use the Licensed Patents and the Licensed Know-How to manufacture, offer to sell, sell and import the Licensed Product in the Field in the following countries of the Territory: Bangladesh, Bhutan, India, Maldives, Nepal, Pakistan, Sri Lanka, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan.

(d)          Early Termination of License. Subject to the terms of this Agreement, the License granted to Licensee regarding the countries of Australia, New Zealand, and Kazakhstan, shall terminate if Licensee does not initiate and begin enrollment of patients in at least one Phase 2 ophthalmic clinical trial in Australia within three (3) years from the execution date of this Agreement. In such a case, such rights regarding Australia, New Zealand, and Kazakhstan shall be automatically terminated.

(e)          Sublicensing.

(i)          Licensee shall be entitled to sublicense any or all of the rights granted to Licensee pursuant to Section 2.1(a), 2.1(b) or 2.1(c) to any of its Affiliates or Third Party upon thirty (30) days’ prior written notice to Licensor (subject to Licensor’s approval, which approval shall not be unreasonably withheld), which notice shall include the identity of such Affiliate or Third Party.

(ii)         All sublicenses granted to Affiliates or Third Parties pursuant to Section 2.1(e)(i) above shall be subject to all terms, conditions, obligations and covenants of this Agreement and all applicable provisions of the PHS License. No sublicense shall relieve Licensee of any of its obligations hereunder.

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(f)          No Further Licenses. Except for the licenses granted to Licensee pursuant to Sections 2.1(a), 2.1(b) and 2.1(c), no further rights or licenses are granted to Licensee in or under this Agreement, whether expressly or by implication.

(g)          Licensor’s Retained Rights. Notwithstanding the rights granted to Licensee in Sections 2.1(a), 2.1(b) and 2.1(c) and without limiting the generality of Section 2.1(h), Licensor retains the rights to:

(i)          conduct or have conducted clinical trials and other studies involving the Licensed Product in the Territory for the generation of data in support of regulatory submissions to the Regulatory Authorities outside the countries of the Territory where the exclusive license is granted to Licensee as per Section 2.1(b) above; or

(ii)         conduct activities in the Territory with respect to the manufacture, formulation and processing of the Licensed Product for use and commercialization outside the countries of the Territory where the exclusive license is granted to the Licensee as per Section 2.1(b) above.

(h)          Negative Covenant. Licensee covenants that it will not, and it will not permit any of its Affiliates to, use or practice any Licensed Patents and Licensed Know-How outside the scope of the license granted to it under Sections 2.1(a), 2.1(b) and 2.1(c) above.

2.2           Transfer of Licensed Know-How. Upon the reasonable request of Licensee and at no cost to Licensee, Licensor shall promptly provide Licensee with such tangible embodiments of the Licensed Know-How as are in Licensor’s possession or control so as to permit Licensee to enjoy the licenses granted to it pursuant to Sections 2.1(a), 2.1(b) and 2.1(c) above.

2.3           Use of Affiliates. At Licensor’s option, any of Licensor’s rights under this Agreement may be exercised by any Affiliate of Licensor. Further, at Licensor’s option, any of Licensor’s obligations under this Agreement may be performed by any Affiliate of Licensor, and such obligations will be deemed satisfied upon performance by such Affiliate. For the avoidance of doubt, nothing contained in this Article 2.3 shall relieve Licensee of any of its obligations hereunder unless fully performed by its Affiliate.

2.4           PHS Reserved Rights. Notwithstanding anything contained in Section 2.1 to the contrary, Licensee:

(a)          acknowledges that PHS has retained certain rights and interests in the Licensed Patents pursuant to the PHS License;

(b)          agrees that the provisions of the PHS License contained in Exhibit C shall be binding on Licensee and its successors as if Licensee or its successors were the licensee under the PHS License; and

(c)          shall assist Licensor in complying with Licensor’s obligations under the PHS License.

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Section 3. Development

3.1           Development Plan.

(a)          Initial Development Plan. Licensee shall carry out all development activities with respect to the Licensed Product in the Territory in accordance with a development plan as agreed upon in writing by the Parties (the “Development Plan”).

(b)          Development Activities. For purposes of this Agreement, development activities shall mean all activities that are reasonably required to obtain Regulatory Approval of the Licensed Product in the Territory, including without limitation toxicology, in vitro testing, in vivo testing, in silico testing, stability testing, statistical analysis and report writing, packaging and regulatory affairs, preclinical studies and clinical trials.

3.2           Content of Development Plans. The Development Plan (as amended after the Effective Date) shall include, to the extent applicable, (i) the identity of the Licensed Product to be developed, (ii) a description of the overall program of development for such Licensed Product through Regulatory Approval in the Territory, (iii) a description of the development activities including preclinical studies, pharmacology, toxicology, formulation, clinical pharmacology studies, clinical studies and regulatory plans and other key elements necessary to obtain Regulatory Approval for the Licensed Product, (iv) specific plans and protocols for clinical studies, including Licensee’s good faith forecast of the quantity of clinical supplies of API that Licensee will require, (v) a schedule for all such activities, and (vi) specific tentative deadlines for meeting specified regulatory milestones.

3.3           Updates and Amendments to the Development Plan. The Parties shall amend the Development Plan at least once every twelve (12) months to expand and refine the description of the activities specified in the initial Development Plan or other then current Development Plan and to add other development activities, and the anticipated schedule and budgets for all such activities. Such amended Development Plan shall become effective only upon the approval of the Joint Development Committee. If the Parties fail to update the Development Plan as required by this Section 3.3 the most recently approved Development Plan shall continue in effect until such time as an amended Development Plan becomes effective.

3.4           Joint Development Committee. Within ninety (90) days from the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee”) to coordinate and oversee the development of the Licensed Product in the Territory.

(a)          Composition of the Joint Development Committee. The Joint Development Committee shall be comprised of an equal number of representatives from each Party, initially consisting of four persons (two persons from each Party), each of whom has relevant experience and skill appropriate for service on the Joint Development Committee, such as heads of clinical, manufacturing, and commercial development. The Parties may establish and later change the number of representatives that each Party has on the Joint Development Committee, as long as an equal number of representatives from each Party is maintained (unless such Party desires to have fewer representatives). Each Party may change any of its representatives on the Joint Development Committee at any time upon notice to the other Party.

(b)          Decisions of the Joint Development Committee. Except as otherwise provided in this Agreement, in the event that the Joint Development Committee cannot reach a decision in any matter properly before it, Licensee shall have final decision-making authority with respect to such matter, including approval and amendments of the Development Plan; provided, however, that any such matter under dispute shall first be referred to the Parties’ respective Presidents or chief executive officers, for attempted resolution by good faith negotiations within fourteen (14) days; further provided, that any final decision made by Licensee shall (i) be consistent with the terms of this Agreement (including Licensee’s diligence obligations hereunder); (ii) not materially affect the rights and obligations of Licensor under this Agreement without Licensor’s consent; (iii) not materially affect the development, manufacture or commercialization of the Licensed Products outside the Field and/or outside the Territory, as reasonably determined by Licensor.

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(c)          Activities of the Joint Development Committee. The Joint Development Committee shall be responsible for establishing and approving the Development Plan.

(d)          Meetings of the Joint Development Committee. The Joint Development Committee shall hold its first meeting within ninety (90) days after the Effective Date and shall meet thereafter on a schedule and at locations mutually determined by the Parties. The Joint Development Committee will convene at least monthly by teleconference and periodically in person either in Korea or in the U.S. to discuss and agree on the development of the Licensed Products in the Territory and share information relating thereto. This committee may also discuss development plans of RGN-259 as to the U.S. Ad hoc meetings of the Joint Development Committee may be called by either Party upon reasonable advance notice to the other. Subject to the Parties’ mutual agreement, regular and ad hoc meetings may be face-to-face or by teleconference or videoconference.

(e)          Joint Development Committee Expenses. Each Party shall bear the expense of the participation of its representatives on the Joint Development Committee and in Joint Development Committee meetings.

3.5           Clinical Trials. Licensee shall be responsible for conducting or having conducted all clinical trials of the Licensed Product in the Territory and for paying all fees, costs and other expenses associated therewith.

3.6           Regulatory Approvals. Licensee shall be responsible for obtaining and maintaining all Regulatory Approvals necessary to conduct such clinical trials and for paying all fees, costs and other expenses associated therewith.

3.7           Licensor’s Cooperation. As reasonably requested by Licensee, Licensor shall cooperate with and assist Licensee in obtaining any Regulatory Approvals necessary to conduct clinical trials and commercialization of the Licensed Product in the Territory. In connection therewith, Licensor shall provide Licensee upon request with copies of any regulatory materials and/or data as are reasonably necessary for these purposes.

3.8           Clinical Supply of Licensed Product.

(a)          Clinical Supply. Licensor shall supply Licensee with up to a combined total of fifty (50) grams free of charge of the API as required by Licensee in order to conduct development activities in accordance with the Development Plan hereunder and the Development Plan as defined in the RGN-137 Agreement, including clinical trials of the Licensed Product hereunder and as defined therein.

(b)          Clinical Supply Costs. Subject to the other provisions hereof, Licensor shall supply API for clinical trials required by Licensee over and above the fifty (50) grams as provided in Section 3.8(a), at Licensor’s cost plus fifteen percent (15%). In all cases, Licensee shall be responsible for the cost of formulating, filling and finishing Licensed Product in accordance with applicable Laws in the relevant jurisdiction.

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3.9           Diligence. Notwithstanding anything specified in any Development Plan, Licensee shall at all times exert no less than Commercially Diligent Efforts to develop the Licensed Product in the Territory, including seeking Regulatory Approval and Marketing Approval of the Licensed Product in the Territory. Licensee shall require any Affiliates, Sublicensees, and/or Third Parties it uses to develop the Licensed Product to use such efforts on Licensee's behalf.

3.10         Cooperation in Development. The Parties mutually acknowledge that, subject to other provisions of this Agreement, Licensor and Licensee shall closely collaborate (as the Parties may reasonably agree) in the development and commercialization of Licensed Product on global basis.

Section 4. Commercialization of Licensed Product

4.1           Commercialization Plan.

(a)          Initial Commercialization Plan. Licensee shall provide Licensor with the plan for commercialization of the Licensed Product in the Territory (the “Commercialization Plan”) and carry out all commercialization activities with respect to the Licensed Product in the Territory. The initial Commercialization Plan shall be provided to Licensor within ninety (90) days from the expected First Commercial Sale date within the Territory.

(b)          Commercialization Activities. For purposes of this Agreement, commercialization activities shall mean all appropriate activities undertaken before and after Regulatory Approval relating specifically to the marketing, sale and distribution of the Licensed Product in the Territory, including, without limitation, (i) sales force detailing, advertising, education, planning, marketing, sales force training and distribution, (ii) scientific and medical affairs, and (iii) pricing and related terms for the Licensed Product.

4.2           Content of Commercialization Plan.

(a)          Description of Activities. The Commercialization Plan (as amended, if needed) shall include a reasonable description of the activities that Licensee shall undertake in order to market the Licensed Product in the Territory, including, but not limited to, (i) media marketing plans, promotional activities and similar matters, including detailed budgets, and (ii) the identity of intended major Distributors and Sublicensees, if any.

(b)          Net Sales Targets. The Parties acknowledge that, as of the Effective Date, specific Net Sales targets in any Marketing Year are difficult to determine. The Commercialization Plan shall specific a broad range of Net Sales targets that will be refined and updated in amendments to the Commercialization Plan as the Licensed Product in the Territory approaches Regulatory Approval.

4.3           Amendments to the Commercialization Plan. The Parties shall amend the Commercialization Plan at least once every twelve (12) months after the First Commercial Sale to refine the description of the activities specified in the initial Commercialization Plan and any subsequently amended Commercialization Plan, and to add other commercialization activities, to update the anticipated schedule and budgets for all such activities, and to update the Net Sales targets. Such amended Commercialization Plan shall comply with the provisions of Section 4.2. If the Parties fail to update the Commercialization Plan as required by this Section 4.3, the most recently approved Commercialization Plan shall continue in effect until such time as an amended Commercialization Plan becomes effective pursuant to this Section 4.3.

11 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4           Diligence. Licensee shall at all times exert no less than Commercially Diligent Efforts to promote, market and distribute at least one Licensed Product in the Territory. Licensee shall require any Affiliates, Sublicensees, Distributors, and/or other Third Parties it uses to promote, market and distribute the Licensed Product to use such efforts on Licensee's behalf.

4.5           Notification of Benchmarks and Milestones. Licensee shall report in writing to Licensor the date of the First Commercial Sale in each country of the Territory and the achievement of any milestone specified in this Agreement within ten (10) days of such occurrences.

Section 5. Manufacture and Supply of Licensed Product

5.1           Supply Terms. Licensee shall purchase all of its commercial requirements of API from Licensor at a cost plus price to be discussed and agreed upon by the Parties, subject to Licensor’s ability to deliver required amounts of API pursuant to the terms of a commercial supply agreement to be negotiated by the Parties. Upon reasonable request by Licensee, Licensor shall provide Licensee with data supporting its calculation of cost in reasonable details. Licensee shall be entitled to manufacture or source API from suppliers of its choice, only if Licensor is unable or unwilling to provide API according to the terms herein. In such a case, Licensor shall promptly identify and introduce to Licensee one or more alternative sources of API which together shall possess adequate capacity to supply such required amount of API to Licensee.

5.2           Manufacturing License. Licensor hereby grants to Licensee the rights under the Licensed Patents and Licensed Know-How as may be necessary in order for Licensee to manufacture or have manufactured by an Affiliate or by a Third Party the API, pursuant to Section 5.1 and the Licensed Product in the Territory for the sole purpose of exercising the licenses granted to Licensee pursuant to Sections 2.1(a), 2.1(b) and 2.1(c).

Section 6. Royalties, License Fees and Equity Investments

6.1           Royalties.

(a)          During the Royalty Term, on a semi-annual basis, Licensee shall pay Licensor royalties equal to [***] and [***] percent [***]% of aggregate annual Net Sales. Each such payment shall be due and payable no later than sixty (60) days after the end of the semi-annual period ending on December 31st and June 30th, in which the applicable Net Sales were made. In case any Generic/Branded Generic of any Licensed Product by any Third Party becomes commercially available in a country within the Territory without a direct or indirect agreement with the Licensee, its Affiliates or their Sublicensees or Distributors and such Generic/Branded Generic taken in the aggregate have according to IMS or similar data source a market share (in terms of unit quantity) in such country of at least 30% (thirty percent), then the royalties’ rate applicable and payable by Licensee on the Net Sales in such country will be reduced by fifty percent (50%).

(b)          If it is necessary for Licensee to obtain a license from a Third Party under any Patent in a particular country in the Territory in order to use, make, or sell a Licensed Product and Licensee obtains such a license, Licensee may deduct, from the royalty payment that would otherwise have been due pursuant to Section 6.1(a) with respect to Net Sales of the applicable Licensed Product in such country in a particular applicable semi-annual period an amount equal to fifty percent (50%) of the royalties paid by Licensee to such Third Party pursuant to such license on account of the sale of such Licensed Product in such country during such applicable semi-annual period.

12 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2           License Fee and Equity Investment.

(a)          On February 10, 2014, Licensee paid Licensor US$150,000 as a license fee ($100,000 of which is to be allocated to this RGN-259 license) pursuant to the terms set forth in the Binding Term Sheet that was executed between the Parties on February 7, 2014, the receipt of which is hereby acknowledged by Licensor.

(b)          Licensee shall purchase US$1.35 million of Licensor common stock by March 28, 2014 at a price of US$0.12 per share.

(c)          Licensee shall purchase US$1.0 million of Licensor common stock by August 31, 2014 at a price of US$0.12 per share.

(d)          A failure of Licensee to make payments pursuant to Sections 6.2(b) and 6.2(c) by the deadlines set forth herein shall constitute a breach of material obligation under Section 13.1(a) and give Licensor the right to terminate this Agreement as provided in Section 13. For the avoidance of doubt, the equity investments provided in the foregoing subsections (b) and (c) of this Section 6.2 refer to the same equity investments provided in the Section 6.2 of the RGN-137 Agreement.

6.3           Equity Investment Option. Licensor hereby grants Licensee an option to purchase 5.5 million shares of Licensor common stock in a single tranche at a price of US$0.15 per share, at any time during the period commencing on the date hereof and expiring on January 31, 2015. Upon exercise of the option, Licensee shall immediately pay the entire sum due. For the avoidance of doubt, the equity investment option provided in this Section 6.3 refers to the same equity investment option provided in the Section 6.3 of the RGN-137 Agreement.

6.4           Commercial Milestone Payments.

(a)          Licensee shall promptly pay to Licensor a non-refundable sum of US$[***] upon the First Commercial Sale of Licensed Product in Korea.

(b)          Licensee shall promptly pay to Licensor a non-refundable sum of US$[***] upon obtaining US$[***] of aggregate, cumulative commercial Net Sales of Licensed Product in Japan.

(c)          Licensee shall promptly pay to Licensor a non-refundable sum of US$[***] million upon obtaining US$[***] million of aggregate, cumulative commercial Net Sales of Licensed Product in the Territory (one time only), and Licensee shall pay to Licensor such US$[***] million in three equal installments of US$[***] million per year for three (3) consecutive years with the first payment due by the thirtieth (30th) day from obtaining the Net Sales defined hereunder and the two (2) subsequent payments due on the first and second anniversary of such first due date.

6.5           Royalty Reports. Licensee shall furnish to Licensor on each of March 1 and September 1 of each calendar year during the Royalty Term, a complete, detailed and accurate written report for the preceding six month period from the prior report showing (i) the gross amount of sales, on an item-by-item basis, of Licensed Products by Licensee, Sublicensees and Distributors to independent buyers (whether an end-user, wholesaler or otherwise) in bona fide arm’s length transactions; (ii) the adjustments resulting from the deductions in the definition of “Net Sales; (iii) total Net Sales and (iv) the conversion into United States Dollars, pursuant to Section 6.7, of any such Net Sales made in another currency; and (v) the calculation of royalties due.

13 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.6           Manner of Payments. All payments due Licensor under this Agreement shall be payable in United States Dollars by wire transfer of immediately available funds to such bank account(s) as Licensor shall designate, or by such other method as Licensor may reasonably designate.

6.7           Exchange Rate. When converting any amount in another currency into United States Dollars, Licensee shall use an exchange rate equal to New York foreign exchange rate quoted in the Wall Street Journal on the business day that is five (5) days prior to the date a payment under this Agreement is due.

6.8           Interest on Late Payments. Any payment not paid within thirty (30) calendar days from the date such payment is due under this Agreement shall be subject to interest from and including the date such payment is due through and including the date such payment is actually made at an annual rate equal to the sum of two percent (2%) plus the annual prime rate of interest quoted in the Money Rates Section of the Wall Street Journal calculated daily on the basis of a 365-day year, or, if such rate is not available for any reason, similar reputable data source, or, if lower, the highest rate permitted under applicable law. The payment of such interest shall not limit Licensor from exercising any other rights it may have as a consequence of the lateness of any payment.

6.9           Records; Audit Rights.

(a)          Records. Licensee shall maintain, and shall require its Affiliates, Sublicensees and Distributors to maintain, during the Term and for a period of five (5) years thereafter, complete, detailed and accurate books and records in connection with the sale of Licensed Product as necessary to allow the accurate determination of any and all financial and accounting information relevant to either Party’s payment obligations hereunder, including without limitation as necessary for the calculation of the royalties due to Licensor hereunder.

(b)          Audit Rights.

(i)          Licensor or its representative shall have the right to annually audit Licensee’s, its Affiliates’, its Sublicensees’ and its Distributors’ records as set forth in this Section 6.8. Licensee shall permit Licensor or its representative to have access during normal business hours to such records of Licensee, its Affiliates and its Sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Marketing Year ending not more than five (5) years prior to the date of such request. Annual audits can take place no more often than once per each calendar year. Notice of Licensor’s intent to conduct an audit must be provided within thirty (30) days of the later of: (i) Licensor’s receipt of the periodic royalty report reflecting full yearly sales of Licensed Product or (ii) Licensee’s filing of its official report in accordance with the Korean Stock Exchange regulations. Except as otherwise provided in Section 6.9(b)(ii), Licensor shall be responsible for its own costs and expenses relating to any audit conducted under this Section 6.9(b)(i). Licensee shall cause its Affiliates and Sublicensees to agree to make their records available for audit by Licensor or its representative as set forth in this Section 6.9.

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(ii)         If any audit conducted by Licensor or its representative shows an underpayment of royalties to Licensor, Licensee shall remit to Licensor the amount of such underpayment within thirty (30) days after its receipt of Licensor’s request therefor. If an underpayment in royalties exceeds five percent (5%) of the total amount owed for the period then being audited, Licensee shall be responsible, and promptly shall reimburse Licensor, for Licensor’s reasonable out-of-pocket costs for conducting the audit. If any audit conducted by Licensor or its representative shows an overpayment of royalties to Licensor, such overpayment shall be refunded to Licensee promptly.

(c)          Confidentiality. Licensor shall treat all financial information of Licensee, its Affiliates, Sublicensees and Distributors that Licensor reviews in connection with any audit conducted under this Section 6.9 as Confidential Information of Licensee subject to the provisions of Section 9 of this Agreement.

Section 7. Regulatory Matters

7.1           Regulatory Approvals. Licensee shall have the sole authority and responsibility to obtain in its own name and maintain any Regulatory Approvals and Marketing Approvals with respect to the Licensed Product in the Territory. Licensor shall, promptly after the Effective Date, provide Licensee with a copy of any relevant data related to the Licensed Product owned by Licensor that have been filed with the FDA. Subject to the prevailing applicable Regulatory Law in the Territory, Licensor shall retain the sole right, but not the obligation, to be designated as the sponsor of any and all clinical trials of Licensed Product conducted by Licensee, and Licensor shall have the sole right to decide, to the extent permitted by the applicable Regulatory Law in the Territory, whether any clinical trials shall be conducted under an IND issued by the FDA or under an IND issued by the relevant local Regulatory Authority. Irrespective of the exercise of such rights, Licensee shall at all times be responsible for ensuring that any and all clinical trials are conducted in compliance with all applicable Regulatory Laws and other requirements of any Regulatory Authority in the Territory, and all Regulatory Laws and other requirements of any Governmental Authority (including any promulgated by the FDA) that would be applicable if such clinical trials were sponsored under Licensor’s IND or otherwise subject to the jurisdiction of the FDA.

7.2           Contact with Governmental Authorities. Subject to the other provisions of this Section 7.2, Licensee shall be solely responsible for responding to all inquiries, notices of violation, warning letters, inspectional observations, and other actions from or by Governmental Authorities in the Territory, in each case to the extent related to the Licensed Product in the Territory. Licensor and Licensee shall immediately forward to each other copies of any material correspondence from any Governmental Authority that it receives in respect of the Licensed Product. Notwithstanding the other provisions of this Section 7.2, Licensee shall not respond to any inquiries or other correspondence from a Governmental Authority with respect to the Licensed Product in the Territory without first providing Licensor with a copy of its proposed response, and incorporating any reasonable comments of Licensor in such response. Licensor shall cooperate with Licensee in responding to any inquiry or other correspondence from a Governmental Authority in a timely manner, including by promptly responding to all inquiries of Licensee relating thereto.

7.3           Regulatory Information. Each Party agrees to provide the other Party with all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Law or other requirement of any Governmental Authority applicable to the Licensed Product. Such assistance and actions shall include, among other things, (a) informing the other Party, within five (5) business days, of receiving notice of any action by, or notification or other information which it receives (directly or indirectly) from any Governmental Authority that: (i) raises any material concerns regarding the safety or efficacy of the Licensed Product; (ii) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the Licensed Product; or (iii) is reasonably likely to lead to a field alert report, recall or market withdrawal of the Licensed Product; provided, that neither Party shall be obliged to disclose information in breach of any contractual restriction; and (b) Licensee immediately reporting to Licensor the occurrence of any adverse reaction (including without limitation death) or other incident during any clinical trial or medicinal exam and any other information so as to enable Licensor to fulfill its reporting obligations to any Governmental Authority, as further specified by the Safety Agreement.

15 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4           Official Documentation. Licensee shall provide to Licensor one exact copy of any official registration and/or importation documents supplied by the relevant Regulatory Authorities immediately upon issuance. In case of early termination of this Agreement, Licensee shall provide to Licensor any original versions of such registrations and/or documents that are not otherwise in Licensor’s possession as per Section 13.3(a).

7.5           Clinical Trial Reports. Without limiting any of Licensee’s obligations under this Agreement, Licensee shall be responsible for preparing the clinical trial yearly progress reports, clinical trial final report and any other reports as may be required by a Regulatory Authority in connection with clinical trials of the Licensed Product; provided, however that Licensee shall provide drafts of such reports for Licensor’s knowledge prior to submission to the applicable Regulatory Authority and provide all final reports submitted to applicable Regulatory Authorities. With respect to all clinical trials for products containing Tβ4 that are directly related to the development of Licensed Products in the Field and the Territory that have been completed prior to, or are in progress as of the date hereof, Licensor shall provide Licensee with copies of the related clinical trial reports, that Licensor has the right to disclose, promptly upon the execution hereof or upon the finalization of the report, as applicable.

7.6           Unknown Side Effects; Adverse Reactions.

(a)          Reporting Unknown Side Effects and Adverse Reactions. Each Party shall provide promptly to the other Party any information and data relating to any serious or previously unknown side effects or adverse reactions relating to the Licensed Product that the providing Party receives from any source, as further specified in the Safety Agreement.

(b)          Safety Agreement. Promptly after the Effective Date and before the date that Licensee commences any clinical trials of the Licensed Product in the Territory, the Parties shall enter into a separate written safety agreement containing (i) appropriate provisions addressing safety issues relating to the Licensed Products, (ii) a description of the types of side effects and reactions that must be reported pursuant to Section 7.6(a) and any other complaints or information requests that must be reported, and (iii) such cooperative working procedures as are reasonably necessary to ensure that satisfactory systems and processes are in place to ensure the effective exchange of safety and other medical information relating to the Licensed Product (the “Safety Agreement”).

Section 8. Intellectual Property

8.1           Trademarks. Licensee shall be free to use Licensee’s Trademarks or any other Trademark(s) owned by the Licensee in the Territory for the Licensed Product.

8.2           Ownership of Inventions.

(a)          Licensee Inventions. Subject to any licenses granted to Licensor herein, Licensee shall own all Inventions having as inventors only employees, consultants or contractors of Licensee (“Licensee Inventions”). Licensee shall have written agreements in place with its employees, consultants, and contractors giving Licensee all rights and authority necessary to grant the license in Section 8.3(a).

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A-1

(b)          Licensor Inventions. Subject to any licenses granted to Licensee herein, Licensor shall own all Inventions having as inventors only employees, consultants or contractors of Licensor (“Licensor Inventions”). Licensor shall have written agreements in place with its employees, consultants, and contractors giving Licensor all rights and authority necessary to grant the license in Section 8.3(b).

(c)          Joint Inventions. Licensee and Licensor shall own jointly all Inventions having as inventors employees, consultants or contractors of both Licensee and Licensor (“Joint Inventions”). The Parties will agree on a case-by-case basis the appropriate allocation of cost and control concerning matters regarding the prosecution, maintenance, defense and infringement of Patents for such Joint Inventions.

8.3           Licenses to Certain Inventions.

(a)          License Grant to Licensor. To the extent that any Licensee Invention or any Joint Invention relates to the development, promotion, marketing, distribution, manufacturing or sale of the Licensed Product, Licensee hereby grants to Licensor, and Licensor hereby accepts, an exclusive, perpetual, transferable, sublicensable (through multiple tiers) license under Licensee’s rights in such Licensee Invention or Joint Invention, as applicable, to research, develop, promote, market, distribute, manufacture, have manufactured, sell, offer for sale or import the Licensed Product outside the Territory and/or outside the Field. The foregoing license shall include a right of reference (transferable by Licensor to its Affiliates and sublicensees) to all regulatory filings made by Licensee in the Territory and all data from any clinical trials conducted by Licensee pursuant to this Agreement for the development, manufacture and commercialization of any Licensed Product outside the Territory and/or outside the Field. Licensee shall promptly disclose all Licensee Inventions and Joint Inventions in writing to Licensor. If Licensor desires to use any such Licensee Invention and/or Joint Invention for the development, manufacture and commercialization of the Licensed Products outside the Territory and/or outside the Field, Licensor shall notify Licensee in writing.

(b)          License Grant to Licensee. To the extent that any Licensor Invention or any Joint Invention relates to the development, promotion, marketing, distribution, or sale of the Licensed Product, then such Licensor Invention or Licensor’s interest in such Joint Invention, as applicable, shall be deemed a Licensed Patent and shall be subject to the licenses granted to Licensee pursuant to Sections 2.1(a), 2.1(b) and 2.1(c). The Parties shall promptly disclose to the other Party all Inventions that are relevant to Licensed Products and subject to the Licenses granted hereunder.

8.4           Patent Marking. Licensee shall, and shall cause its Affiliates, Sublicensees and Distributors to mark all Licensed Products sold or otherwise distributed pursuant to this Agreement in accordance with the applicable patent statutes and other relevant regulations in the jurisdiction of the Territory in which such Licensed Product is manufactured, sold or otherwise distributed.

8.5           Prosecution and Maintenance of Licensed Patents in the Territory.

(a)          Prosecution. As between Licensor and Licensee, Licensor shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Licensed Patents in the Territory, and to pursue any proceeding (including interferences, re-examinations, examinations, protests, reissues, opposition proceedings and the like) relating to any of the Licensed Patents (collectively “Prosecute”) in the Territory, such costs and expenses shall be shared equally by the Parties. The Parties agree to utilize Licensee’s local intellectual property counsel and counsel shall promptly provide Licensor with all information related to such prosecution. In the event that Licensor decides not to Prosecute any Licensed Patent, Licensor shall notify Licensee of its decision and the reason therefor, and subject to Licensor’s consent (which will not be unreasonably withheld or delayed), Licensee shall have the right to Prosecute such Licensed Patent in the Territory at its expense.

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(b)          Cooperation. In connection with any of Licensor’s activities to Prosecute any of the Licensed Patents, Licensee shall cooperate fully and provide Licensor with any information or assistance that Licensor reasonably requests, including executing such documents as may be necessary with respect to such prosecution activity. If Licensee becomes aware of any patent, information, proceeding or other matter that may affect the preparation, filing, prosecution, or maintenance of any of the Licensed Patents or that may adversely impact the validity, scope, title or enforceability of any of the Licensed Patents, Licensee shall promptly notify Licensor of such patent, information, proceeding, or matter.

8.6           Infringement by Third Parties.

(a)          Notice. If Licensee learns of any actual or possible infringement of any Licensed Patent in the Territory, or any actual or possible misappropriation or misuse of Licensed Know-How, Licensee shall promptly notify Licensor of such infringement, misappropriation or misuse.

(b)          Right to Bring Suit in the Territory.

(i)          As between Licensor and Licensee, Licensor shall have the right, but not the obligation, to bring and control any legal action or proceeding with respect to any infringement of Licensed Patents or any misappropriation or misuse of Licensed Know-How by Third Parties in the Territory, at its own expense and using counsel of its own choice.

(ii)         In the event that Licensor declines to take legal action with respect to any infringement of the Licensed Patents, Licensee shall have the right, after giving Licensor ten (10) working days’ prior notice of its intent to do so, to take such legal action at its own expense, with the concomitant right to choose legal counsel reasonably acceptable to Licensor and to determine legal strategy. Licensor shall have the right to participate in any such legal action using its own counsel, at its own expense. Licensee may not settle or compromise any such controversy with any Third Party without the prior written approval of Licensor, which shall not be unreasonably withheld or delayed.

(iii)        For any action or proceeding brought by Licensor pursuant to this Section 8.6, if Licensor is unable to initiate or prosecute such action solely in its own name, then Licensee shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action.

(iv)        In connection with any action or proceeding brought by Licensor pursuant to this Section 8.6, Licensee shall cooperate fully and will provide Licensor with any information or assistance that Licensor reasonably requests.

8.7           Certifications. Each Party shall inform the other Party of any certification related to the Licensed Product regarding any Licensed Patents it receives pursuant to either 21 U.S.C. §§ 355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions, or any equivalent regulations in any jurisdiction of the Territory, and shall provide the other Party with a copy of such certification within five (5) days of receipt by such Party. Licensor’s and Licensee’s rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as set forth in this Section 8.

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8.8           Defense of Third Party Claims.

(a)          Notice. If either Party learns that a Third Party has commenced or plans to commence, either as a claim, a counterclaim, or an action for declaratory judgment, an action or proceeding challenging any of the Licensed Patents in any jurisdiction of the Territory, such Party shall promptly provide the other Party with notice thereof.

(b)          Licensor’s Right to Defend. As between Licensor and Licensee, Licensor shall have the right, but not the obligation, to defend and control any claim, counterclaim or other action initiated by a Third Party challenging any of the Licensed Patents in any jurisdiction of the Territory (each a “Challenge”), at its own expense and using counsel of its own choice.

(i)          For the defense of any Challenge pursuant to this Section 8.8, if Licensor is unable to initiate or prosecute such defense solely in its own name, then Licensee (subject to any necessary approval of the relevant court) shall join such action voluntarily and shall execute all documents necessary to initiate litigation to prosecute and maintain such action.

(ii)         In connection with the defense of any Challenge brought by Licensor pursuant to this Section 8.8, Licensee shall cooperate fully and will provide Licensor with any information or assistance that Licensor reasonably requests.

8.9           Awards and Recovery. Any recovery obtained by Licensor in connection with or as a result of any action contemplated by Section 8.6 or 8.8, whether by settlement of otherwise, shall be shared by the Parties as follows:

(a)          such recovery shall first be allocated to Licensor for reimbursement in respect of its respective out-of-pocket costs and expenses incurred in connection with such action; and

(b)          any remaining amounts after such reimbursement shall be split equally by the Parties.

Section 9. Confidentiality and Press Releases

9.1           Confidential Information. Except to the extent expressly authorized by this Agreement, or otherwise agreed in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information which is disclosed to it by the other Party (or an Affiliate thereof) (each, a “Disclosing Party”), except to the extent that the Receiving Party can demonstrate by competent written evidence that such Confidential Information:

(a)          was already legally in the possession of the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(b)          was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)          became generally available to the public or was otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

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(d)          was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)          is independently discovered or developed by the Receiving Party without the use of Confidential Information provided by the Disclosing Party.

9.2           Exceptions. The obligations of this Section 9 shall not apply to Confidential Information that:

(a)          is submitted to Governmental Authorities by the Receiving Party to facilitate the issuance of any Regulatory Approval for the Licensed Product, or to obtain, maintain, enforce or defend Patents (in each case only to the extent permitted by this Agreement; provided that (A) such disclosure may be only to the extent reasonably necessary to obtain Regulatory Approvals or Patents, as applicable, and (B) the Receiving Party shall take reasonable measures to assure confidential treatment of such information to the extent applicable;

(b)          is provided by the Receiving Party to Third Parties (including, in the case of Licensee, to its Affiliates, Sublicensees or Distributors) under written confidentiality agreements having provisions at least as stringent as those in this Agreement, for consulting, development, external testing, marketing trials and other similar activities to the extent that such Receiving Party is permitted to conduct such activities pursuant to this Agreement; or

(c)          is otherwise required to be disclosed by the Receiving Party in compliance with Laws (including, without limitation and for the avoidance of doubt, the requirements of the U.S. Securities and Exchange Commission, the American Stock Exchange, the Korean Stock Exchange, and any other stock exchange on which securities issued by a Party are traded) or order by a court or other Governmental Authority having competent jurisdiction; provided, however, that the Receiving Party shall first give written notice to the Disclosing Party in order to allow the Disclosing Party the opportunity to seek confidential treatment of the Confidential Information. Confidential Information that is disclosed pursuant to Law or an order by a court or other Governmental Authority shall remain otherwise subject to the confidentiality and non-use provisions of this Section 9, and the Party disclosing Confidential Information pursuant to a Law or order by a court or other Governmental Authority shall take all reasonable steps necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

9.3           Disclosure to PHS. Licensor may disclose certain Confidential Information of Licensee to PHS in order to comply with the PHS License. In such event, such Confidential Information shall be subject to the applicable confidentiality provisions of the PHS License.

9.4           Return of Confidential Information Upon Expiration or Termination of Agreement. Within thirty (30) days after any expiration or termination of this Agreement, each Party shall destroy (and certify to the other Party such destruction) or return (as requested by the other Party) all Confidential Information provided by the other Party except as otherwise set forth in this Agreement, and except that each Party may retain a single copy of the Confidential Information in its confidential legal files for the sole purpose of ascertaining its ongoing rights and responsibilities regarding the Confidential Information and for defending or enforcing its legal rights.

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9.5           Written Agreements. The Receiving Party shall have in effect or obtain written agreements from each of its employees, consultants and contractors who have access to Confidential Information of the Disclosing Party, which agreements shall obligate such persons to similar obligations of confidentiality, and to assign to the Receiving Party all Know-How, information and Inventions conceived, made or reduced to practice by such persons during the course of performing the Receiving Party’s obligations under this Agreement. Each Party will notify the other Party promptly upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

9.6           Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Section 9.

9.7           Prior Confidentiality Agreement. The Confidential Disclosure Agreement, dated as of November 6, 2013, between Licensor and Licensee shall remain in effect with respect to disclosures made thereunder prior to the Effective Date.

9.8           Press Releases. Except as required by Law (including, without limitation and for the avoidance of doubt, the requirements of the U.S. Securities and Exchange Commission, the American Stock Exchange, the Korean Stock Exchange, and any other stock exchange on which securities issued by a Party are traded) or any Governmental Authority, neither Party shall make any press release or other public announcement relating to this Agreement or the transactions described herein without the prior written consent of the other Party.

Section 10. Representations, Warranties and Covenants

10.1         Licensor Representations, Warranties and Covenants. Licensor hereby represents, warrants and covenants to Licensee as follows:

(a)          the execution, delivery and performance by Licensor of this Agreement and the consummation of the transactions contemplated hereby are within Licensor’s corporate powers and have been duly authorized by all necessary corporate action on the part of Licensor. This Agreement constitutes the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms;

(b)          the execution, delivery and performance of this Agreement by Licensor will not violate any Law or any order of any Governmental Authority;

(c)          except as may be required to permit the sale or exportation of Licensed Product into the Territory from time to time during the Term, the execution, delivery or performance of this Agreement by Licensor will not require Licensor to obtain any permits, authorizations or consents from any Governmental Authority, and such execution, delivery and performance will not result in a material breach of or give rise to any termination of any agreement or contract to which Licensor is a Party;

(d)          Licensor has the right and authority to grant the licenses granted in Section 2 of this Agreement;

(e)          to the best of our knowledge, without any investigation or due inquiry, all issued Licensed Patents are valid;

(f)          Licensor has not received any written communication from a third party alleging that Licensor’s practice of the Licensed Patents infringes the right of such third party; and

21 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)          Licensor, its Affiliates, and its and their respective employees, agents, contractors and consultants have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 306(a) of the Generic Drug Enforcement Act of 1992 (Section 306 (a) or (b)) or similar Laws of any foreign jurisdiction. Licensor, its Affiliates, and its and their respective employees, agents, contractors and consultants have never been (i) threatened to be debarred or (ii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, under Section 306(a) or (b) of the Generic Drug Enforcement Act of 1992 or similar Laws of any other jurisdiction. Licensor shall promptly notify Licensee upon learning of any such debarment, conviction, threat or indictment.

10.2         Licensee Representations, Warranties and Covenants. Licensee hereby represents, warrants and covenants to Licensor as follows:

(a)          the execution, delivery and performance by Licensee of this Agreement and the consummation of the transactions contemplated hereby are within Licensee’s corporate powers and have been duly authorized by all necessary corporate action on the part of Licensee. This Agreement constitutes the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms;

(b)          Licensee will be at all times properly registered, licensed and qualified, and have all requisite power and authority under its organizational documents and in accordance with the Laws of the Territory to develop (including without limitation the conduct of clinical trials), promote, market, distribute, import, export and sell the Licensed Product in the Territory, and to conduct its business and perform its obligations hereunder and, during the Term, it shall take all action as may be required and necessary to obtain and keep current any governmental licenses, permits, registrations and approvals (including without limitation Regulatory Approvals) that are necessary or advisable for it to carry out its activities hereunder;

(c)          the execution, delivery and performance of this Agreement by Licensee will not violate any Law or any order of any Governmental Authority;

(d)          except for Regulatory Approvals and as may be required to permit the sale or importation of Licensed Product from time to time into the Territory during the Term, the execution, delivery or performance of this Agreement by Licensee will not require Licensee to obtain any permits, authorizations or consents from any Governmental Authority, and such execution, delivery and performance will not result in a material breach of or give rise to any termination of any agreement or contract to which Licensee is a Party;

(e)          Licensee, its Affiliates, and its and their respective employees, agents, contractors and consultants have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 306(a) of the Generic Drug Enforcement Act of 1992 (Section 306 (a) or (b)) or similar Laws of any foreign jurisdiction. Licensee, its Affiliates, and its and their respective employees, agents, contractors and consultants have never been (i) threatened to be debarred or (ii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, under Section 306(a) or (b) of the Generic Drug Enforcement Act of 1992 or similar Laws of any other jurisdiction. Licensee shall promptly notify Licensor upon learning of any such debarment, conviction, threat or indictment;

(f)          Licensee and its Affiliates and its and their respective employees, agents, contractors and consultants shall not use any Person on a Prohibited List in connection with the performance of any of its obligations or activities under this Agreement;

22 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)          Licensee shall carry out its obligations and activities under this Agreement, including the development, promotion, marketing, distribution and sale of Licensed Products, in accordance with: (i) the terms hereof, (ii) all applicable Laws and Regulatory Laws, and any subsidiary legislation thereunder; and (iii) GCP, GLP, and, to the extent Licensee manufactures or has manufactured any Licensed Products pursuant to Section 5.1, GMP;

(h)          As of the Effective Date, Licensee believes in good faith that it will have sufficient financial resources available to carry out, or to have carried out, all of its obligations and activities contemplated under this Agreement;

(i)          Licensee and its Affiliates shall not develop, promote, market, distribute, or sell during the Term any product in the Field that utilizes or otherwise contains Tβ4 or any derivatives, analogs or fragments thereof without Licensor’s prior written approval. and

(j)          Licensee shall not reverse engineer or otherwise deconstruct any API or component part of finished Licensed Product for the purpose of developing a product that would compete with the Licensed Product in the Field.

10.3         Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY GIVES ANY OTHER WARRANTY, EXPRESS OR IMPLIED REGARDING THE LICENSED PRODUCTS, THE LICENSED KNOW-HOW, THE LICENSED PATENTS, OR THE SCOPE OR VALIDITY THEREOF. ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT ARE EXPRESSLY DISCLAIMED.

Section 11. Indemnification

11.1         Indemnification by Licensor. Licensor shall defend, indemnify and hold harmless Licensee, its Affiliates, and its and their respective officers, directors, employees and agents from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees and other litigation costs, regardless of outcome) (collectively “Losses”) arising as a result of (a) any breach of representations or warranties of Licensor provided in Section 10.1; (b) any Product Liability Claims or mandatory or voluntary recall of the Licensed Product in any jurisdiction of the Territory, if and to the extent that such Losses are caused by (i) failure of any Licensed Product provided by Licensor to conform to the relevant specifications therefor as specified with any clinical supplies provided to Licensee; or (ii) any willful act or negligence of Licensor and/or its manufacturer of clinical supplies in relation to the Licensed Product; provided, however, that Licensor shall have no obligation under this Section 11.1 if Licensee or any of its Affiliates, Sublicensees or Distributors has been negligent, whether in testing, storing, handling or otherwise dealing with the Licensed Product, or in case such Losses arise out of or are attributable to any breach of this Agreement by Licensee.

11.2         Indemnification by Licensee. Licensee shall defend, indemnify and hold harmless Licensor, its Affiliates, and its and their respective officers, directors, employees and agents from and against any and all Losses arising as a result of (a) any breach of representations or warranties of Licensee provided in Section 10.2; and (b) any and all Third Party claims if and to the extent that such Losses are caused by Licensee’s and/or any Affiliate’s, Sublicensee’s or Distributor’s manufacture, storage, development, use, promotion, marketing, distribution, and sale of the Licensed Product, provided, however, that Licensee shall have no obligation under this Section 11.2 if Licensor and/or its manufacturer have been negligent, whether in manufacturing, testing, storing, handling or otherwise dealing with the Licensed Product, or in the case said claims arise out of or are attributable to any breach of this Agreement by Licensor.

23 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3         Procedures. The Party seeking indemnification under this Section 11 (the “Indemnified Party”) shall give prompt notice to the Party against whom indemnity is sought (the “Indemnifying Party”) of the assertion or commencement of any claim for indemnification pursuant to this Section 11, and shall provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to give such notice will relieve the Indemnifying Party of its indemnification obligations hereunder only to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall assume and control the defense and settlement of any such action, suit or proceeding at its own expense. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in such defense, at the Indemnifying Party’s expense, subject to the following. The Indemnified Party will be entitled at its own expense to participate in such defense and to employ separate counsel for such purpose. For so long as the Indemnifying Party is diligently defending any action, suit or proceeding pursuant to this Section 11, the Indemnifying Party will not be liable under this Section 11 for any settlement effected without its consent. No Party shall enter into any compromise or settlement which commits the other Party to take, or to forbear to take, any action without the other Party’s prior written consent.

11.4         Consequential Damages. NEITHER PARTY SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO THE OTHER PARTY HERETO FOR ANY LOSS OF PROFITS, DIMINUTION IN VALUE, OR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR OTHERWISE AND WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; PROVIDED, THAT, THE FOREGOING LIMITATION SHALL NOT APPLY: (I) TO A PARTY’S INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 11.1 AND 11.2 ABOVE; (II) TO ANY GROSSLY NEGLIGENT ACT OR WILLFUL MISCONDUCT OF A PARTY; OR (III) TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS PURSUANT TO SECTION 9 HEREOF.

11.5         Insurance.

(a)          General Liability. Each Party shall maintain as and when available comprehensive general liability insurance, including blanket contractual liability insurance through the Term and for five (5) years thereafter, which insurance shall afford limits of not less than US$3,000,000 for each occurrence for bodily injury liability, personal injury liability, products liability, property damage liability, contractual liability and completed operations liability. Each Party shall ensure that such insurance will include coverage for defense costs.

(b)          Product Liability. Each Party shall maintain as and when available and thereafter throughout the Term product liability insurance on commercially standard terms for the pharmaceutical manufacturing industry, with a reputable insurer, in an amount not less than US$5,000,000 per occurrence and US$5,000,000 in the annual aggregate.

(c)          Certificate of Insurance. Each Party will provide, upon request and as and when available, the other with certificate(s) of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. Each Party shall cause its insurance policy to name the other Party hereto as an additional insured. Each Party’s general liability insurance policy shall contain a waiver of subrogation rights which that Party’s insurer(s) may have against the other Party.

24 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 12. Information and Reporting

12.1         After the completion of equity investment as provided in Section 6.2, Licensee may examine, upon reasonable prior written request having been made to Licensor, but not more than twice per year, the books, records and accounts of Licensor. Licensee shall be entitled to receive reasonable information, including management accounts and operating statistics and other business and financial information, which exist at the time of request, to keep it properly informed about the business and affairs of Licensor and relevant to its interest as a shareholder.

12.2         Licensor shall provide reasonable access to Licensee’s personnel, upon reasonable notice and during normal business hours, but not more than twice per year, to access such books, records, accounts and other information relating to Licensor, which exist at the time of request, as may be necessary for them to review the information provided to Licensee pursuant to Sections 12.1.

12.3         Any information or documents provided to or made available for review by Licensee shall constitute Confidential Information and shall be protected accordingly as provided under Section 9 above.

Section 13. Term and Termination

13.1         Term and Rules Post Expiration: This Agreement shall enter into full force and effect at the Effective Date and as provided under this Section 13, the term of this Agreement (the “Term”) shall be on a Licensed Product by Licensed Product basis and on a country-by-country basis and shall continue until the expiration of the last-to-expire valid and applicable patent within the patent rights in the given country of the Territory, or following fifteen (15) years from the first commercial sale of each Licensed Product in such country, whichever is later.

13.2         Term and Rules Post Termination:

(a)          In the event either Party is in breach of any material obligation hereunder or under the RGN-137 License Agreement (the “Breaching Party”), the non-breaching Party may give written notice to the Breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured, within sixty (60) days following the date of such written notification, without prejudice to any other rights and remedies available at any time to the non-breaching Party, the non-breaching Party shall have the right thereafter to terminate this Agreement by giving thirty (30) days prior written notice to the Breaching Party to such effect.

(b)          Termination for Governmental Action. Either Party may terminate this Agreement upon ten (10) days’ prior written notice in the event that any Governmental Authority takes any action or raises any objection (“Governmental Action”) that prevents Licensee, for a period of not less than one hundred eighty (180) days, from importing, exporting, purchasing or selling the Licensed Product in the Territory, or that has the effect of making Licensor’s manufacture of the Licensed Product unlawful.

(c)          Termination by Licensor for Patent Challenge. Licensor may terminate this Agreement in its entirety immediately upon written notice to Licensee if Licensee or its Affiliates, Sublicensees or Distributors (directly or indirectly, individually or in association with any person or entity) challenges the validity, enforceability or scope of any Licensed Patents anywhere in the world.

(d)          Termination or Conversion Pursuant to the PHS License. In the event that PHS terminates the PHS License under Article 13 therein or rescinds a Licensed Field of Use (as that term is defined in the PHS License) that includes any portion of the Field in which Licensee is licensed hereunder, Licensee may, at its option:

25 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)          terminate this Agreement; or

(ii)         convert this Agreement to a license between Licensee, on the one hand, and Licensor and PHS, on the other hand, with such conversion subject to the approval of PHS, which shall not be unreasonably withheld, and contingent upon Licensee’s acceptance of all of the provisions of the PHS License.

(e)          Termination for Bankruptcy. To the extent permitted under applicable Law, if at any time during the Term, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Other Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon sixty (60) days written notice to the Bankrupt Party. It is agreed and understood that if the Other Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Other Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” means: (i) filing in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Bankrupt Party or of its assets; (ii) proposing a written agreement of composition or extension of a Bankrupt Party’s debts; (iii) being served with an involuntary petition against the Bankrupt Party, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof; (iv) proposing or being a party to any dissolution or liquidation when insolvent; or (v) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 U.S.C. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the Bankruptcy Code, the Other Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the Bankruptcy Code, and any other relevant laws.

13.3         Effects of Termination.

(a)          Return of Material. In the event of early termination of this Agreement for any reason: (i) all rights and licenses granted to Licensee under this Agreement shall terminate (including all rights and licenses with respect to Licensed Patents and Licensed Know-How), and (ii) Licensee shall transfer to Licensor all data, files, records, information and other materials (including clinical supplies of Licensed Product and including the originals of any registrations and/or importation documents as specified in Section 7.4) in its possession or control relating to, containing or comprising the Licensed Product, including Licensor’s Confidential Information~~.~~

(b)          Transfer of Materials. In the event of early termination of this Agreement for any reason:

(i)          to the extent not transferred pursuant to Section 13.3(a), Licensee shall provide to Licensor a copy of any and all documentation and data owned by Licensee and in tangible form at the time of termination of the Agreement that has been generated with respect to the Licensed Product and is necessary to enable Licensor to continue development of a Licensed Product and the commercialization thereof in the Territory (collectively, the “Licensee Product Data”), and Licensor may use such Licensee Product Data at its discretion on an exclusive basis, to the extent necessary to enable Licensor, its Affiliates and Third Parties on behalf of Licensor or its Affiliates to continue to develop and commercialize a Licensed Product in the Territory; and

26 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-2

(ii)         if such termination occurs after a Licensed Product has received Regulatory Approval, Licensee shall, if permitted under applicable Law, promptly transfer and deliver to Licensor original copies of any and all Regulatory Approvals obtained in connection with the Licensed Product in the Territory (including any and all official registrations, licenses, permits, certificates, and/or importation documents issued by Regulatory Authorities in the Territory), as well as any and all regulatory documentation and applications for Regulatory Approval submitted to Regulatory Authorities in the Territory in connection with the Licensed Product; Licensor shall pay Licensee’s direct, out-of-pocket costs for compliance with this Section 13.3(b)(ii);

(iii)        to the extent that any Regulatory Approval is issued in the name of Licensee, its Affiliates, Sublicensees or other designee, Licensee shall, to the extent permitted by applicable Law, promptly assign or procure the assignment to Licensor (or its designee) such Regulatory Approvals, and in the event assignment is not permitted under applicable Law or cannot be carried out for any other reason, the Licensee shall take all steps that are necessary and/or desirable to assist Licensor to obtain such Regulatory Approvals in the name of Licensor (or its designee) in the Territory, with such actions including without limitation coordinating with the applicable Regulatory Authority, furnishing all necessary information and documents in respect thereof, and promptly cancelling and terminating (as necessary) all Regulatory Approvals held by the Licensee, its Affiliate(s), Sublicensee(s) and/or other designee(s) which are not otherwise assignable or transferable to the Licensor (or its designee); Licensor shall pay Licensee’s direct, out-of-pocket costs for compliance with this Section 13.3(b)(iii); and

(iv)        Licensee shall assign (or cause its Affiliates to assign) to Licensor all agreements with any Third Party with respect to the conduct of clinical trials for the Licensed Product, including agreements with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement or unless such agreement covers clinical trials for products in addition to the Licensed Products (in which case Licensee shall cooperate with Licensor in all reasonable respects to secure the consent of such Third Party to such assignment or to the conclusion of a new agreement between the Licensor and the Third Party on terms substantially similar to the agreement between Licensee and the Third Party), and Licensor shall assume all obligations under all such agreements.

(c)          Survival of Sublicenses. All sublicenses granted by Licensee to Sublicensees shall survive termination of this Agreement, and Licensor shall assume all such sublicenses as the Licensor thereunder in accordance with the terms of such sublicenses; provided, however, that Licensor may elect to terminate any such sublicenses, and Licensor shall not be required under this Section 13 to assume obligations under any such sublicense that are greater in scope than those set forth in this Agreement.

(d)          Remedies for Termination. Expiration or termination of this Agreement by either Party shall not affect any claim, demand, liability or right of a Party arising pursuant to this Agreement prior to such termination or expiration hereof.

13.4         Survival. The following provisions shall survive the termination or expiration of this Agreement: Section 6 (with respect to Net Sales made prior to expiration or termination of this Agreement), Sections 7.3, 7.6(a), 9, 11, 13.3, 13.4, and 14, and all provisions of the PHS License that are binding on Licensee and are specified in the PHS License as surviving the expiration or termination thereof.

27 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 14. Miscellaneous

14.1         Waiver. The waiver by any Party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach.

14.2         Modification. No change, modification, or waiver of any term of this Agreement shall be valid unless it is in writing and signed by both Parties.

14.3         Entire Agreement. This Agreement (including all exhibits and attachments hereto, all of which are incorporated herein by reference) constitutes the entire agreement between the Parties (and their Affiliates) with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, whether oral or written, between the Parties, except for the Confidential Disclosure Agreement described in Section 9.7.

14.4         English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

14.5         Assignment. Except as expressly permitted otherwise in this Agreement, Licensor and Licensee may not assign its rights or delegate its obligations hereunder to any Person without the consent of the other Party; provided that either Party may (i) assign its rights or delegate its obligations hereunder to any of its Affiliates without the consent of the other Party upon (30) thirty days’ prior written notice to the other Party and (ii) either Party may assign or transfer this Agreement and any rights and obligations hereunder to any Third Party in connection with a change in control. All sublicenses granted to Affiliates or Third Parties in accordance with this Agreement shall be subject to all terms, conditions, obligations and covenants of this Agreement and all applicable provisions of the PHS License. No such assignment shall remove or mitigate the obligations or liability of the assigning Party unless otherwise agreed in writing by the non-assigning Party. If Licensor is involved in a Change of Control, the Intellectual Property of the Third Party that has become an Affiliate of Licensor through the transaction that constituted such Change of Control and the Intellectual Property of such Third Party’s Affiliates existing as of the closing of such Change of Control or developed outside of any activities under this Agreement, shall be automatically excluded from the definitions of Licensed Patents and Licensed Know-How licensed to Licensee under this Agreement.

14.6         Independent Contractor. This Agreement shall not be construed as constituting a partnership, joint venture or any other form of legal association that would impose liability upon one Party for the act or failure to act of the other Party, or as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other Party.

14.7         Third Party Beneficiaries. Any sublicense granted by Licensee to an Affiliate or Third Party pursuant to Section 2.1(e) is intended by the Parties to be a third party beneficiary of this Agreement; provided that such Sublicense is in compliance with all of its obligations under any such sublicense to the extent that such obligations are required under this Agreement. Except as expressly provided in this Section 14.7, the Parties do not intend, nor will any Section of this Agreement be interpreted, to create for any person any third party beneficiary rights.

28 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.8         Disputes. Disputes regarding the scope, validity or enforceability of Patents are excluded from this Section 14.8.

(a)          Good Faith Negotiations by Officers. In the event of disputes between the Parties arising out of or relating to this Agreement, or the breach, termination (other than termination for convenience in accordance with Section 13.2 (d)) or invalidity thereof, a Party seeking to resolve such dispute will, by written notice to the other, have such dispute referred to their respective chief executive officers, for attempted resolution by good faith negotiations within fourteen (14) days after such notice is received.

(b)          Mediation. In the event that the Parties are unable to resolve a dispute through good faith negotiations pursuant to Section 14.8(a), the Parties agree to submit such dispute to non-binding mediation using an industry expert mutually acceptable to the Parties. The costs of any such mediation shall be shared by the Parties equally.

(c)          Arbitration. If all good faith attempts to resolve a dispute through negotiations and mediation pursuant to Sections 14.814.8(a) and (b) have failed after sixty (60) days from notice provided pursuant to Section 14.8(a), then upon the request of either Party, the dispute shall be finally resolved by binding arbitration administered by I.C.C. Arbitration (the “ICC Rules”).

(i)          The arbitration shall be conducted by a panel of three neutral arbitrators (the “Panel”) appointed in accordance with the ICC Rules.

(ii)         The arbitration proceedings shall take place in New York, NY, USA. The arbitral proceedings and all pleadings shall be in the English language.

(iii)        The Panel shall have the power to decide all questions of arbitrability.

(iv)        At the request of either Party, the Panel will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

(v)         The Panel is empowered to award any remedy allowed by law, including monetary damages, prejudgment interest and punitive damages, and to grant final, complete, interim or interlocutory relief, including injunctive relief.

(vi)        The Parties may apply to a court of competent jurisdiction within the United States for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without any abridgment of the powers of the arbitrators. Judgment on the award rendered by the Panel may be entered in any court having jurisdiction thereof. Each Party hereby waives any defenses it may have to the personal jurisdiction and venue of such courts to resolve such disputes, including without limitation the defense of forum non conveniens, and each Party agrees not to file any motion to seek any relief under any forum non conveniens defense.

(vii)       Each Party shall bear its own legal fees arising in connection with the dispute. The Panel may assess costs, fees and expenses of the ICC and the Panel to the Parties in the manner the Panel deems appropriate under the circumstances.

29 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.9         Notices. Except as otherwise provided herein, all notices or other communications hereunder shall be deemed sufficient if given in writing, via registered mail (return receipt requested), postage paid, or by reputable high speed delivery service (e.g., FedEx) or by courier addressed to the appropriate Party at the address set forth below, or at such other place as such Party may designate in writing to the other Party.

If to Licensor:	RegeneRx Biopharmaceuticals, Inc.
15245 Shady Grove Road
Suite 470
Rockville, Maryland 20850
U.S.A.
Attn: President and CEO
Phone: 301.208.9191
Fax: 301.208.9194

With a copy to:	Ken Krisko, Esq.
Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
Direct: (703) 456-8187
Fax: (703) 456-8100

If to Licensee:	Digital Aria Co., Ltd.
22nd FL, Parkview Tower
248 Jungjail-ro, Bundang-gu
Seongnam-si, Gyeonggi-do 463-863
Republic of Korea
Attn: CEO
Phone: +82 31 786 7700
Fax.: +82 31 786 7801

All such notices shall be effective upon receipt.

14.10         Governing Law. This Agreement shall be governed and construed in accordance with the laws of New York, USA without regard to its principles of conflict of laws. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

14.11         Severability. The provisions of this Agreement are severable. If any item or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The Parties will use diligent good faith efforts to revise this Agreement as and to the extent reasonably necessary to effectuate their original intent and purpose under this Agreement.

30 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

end of page
[signatures appear on following page]

31 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each Party as of the Effective Date.

RegeneRx Biopharmaceuticals, Inc.

By:	/s/J.J. Finkelstein
Name: J.J. Finkelstein
Title: President & CEO

Digital Aria Co., Ltd.

By:	/s/Ill Park
Name: Ill Park
Title: CEO

32 | Page*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibits

Exhibit A - Licensed Patents: to be filled by RegeneRx

Exhibit B - PHS License Terms Applicable to Licensee

33 | Page

Exhibit A

LICENSED PATENTS

Summary of OPHTHALMIC Patents and Patent Applications with Relevant Claims in Pan Asia

[Rest of Page Intentionally Left Blank]

A-1

2600-	Country	Serial No. or Patent No.	Filing Date	Status	Representative Claims
109	Australia	766826	7-29-1999	Issued

1. A method for promoting wound healing in a subject in need of such treatment comprising administering to the subject a wound-healing effective amount of a composition containing a wound healing polypeptide said polypeptide comprising properties of having actin sequestering or actin binding activity said polypeptide comprising the amino acid sequence LKKTET.

13. A method for promoting wound healing in a subject in need of such treatment comprising administration to the subject of a wound-healing effective amount of a composition containing a polypeptide, said polypeptide comprising properties of having actin sequestering or actin binding capability, said polypeptide comprising amino acid sequence LKKTET; wherein said administration is selected from the group consisting of topical delivery, inhalation, systemic administration, oral administration, intranasal administration, aerosol administration, intravenous administration, intraperitoneal administration, intramuscular administration, intracavity administration, and transdermal administration.

24. A method for reducing inflammation in tissue of a subject comprising administering to a subject a therapeutically effective amount of a composition containing an inflammation-reducing polypeptide said polypeptide comprising properties of having actin sequestering or actin binding capability, said polypeptide comprising amino acid sequence LKKTET.

42. A method of inhibiting wound healing in a subject, comprising administering to the subject an effective amount of a composition containing an agent which decreases thymosin β4 activity.

46. A method of diagnosing a pathological state in a subject suspected of having pathology characterized by a wound healing disorder associated with thymosin β4, comprising: obtaining a sample suspected of containing thymosin β4 from the subject; detecting a level of thymosin β4 in the sample; and comparing the level of thymosin β4 in the sample to the level of thymosin β4 in a normal standard sample.

48. A method for ameliorating a wound healing disorder associated with thymosin β4, comprising treating a subject having the disorder, at the site of the disorder, with an effective amount of an agent which regulates thymosin β4 or the activity of a thymosin β4 isoform.

51. A method for identifying a compound which modulates wound healing, angiogenesis or cell migration activity, comprising contacting thymosin β4 or an isoform of thymosin β4 with a compound suspected of having thymosin β4 modulating activity and detecting an effect on thymosin β4 or thymosin β4 isoform activity.

54. A method of promoting epithelial cell migration in a subject, comprising contacting an epithelial cell with an effective amount of a composition including a polypeptide comprising properties of having actin sequestering or actin binding capability, said polypeptide comprising thymosin β4 or an isoform of thymosin β4.

63. A pharmaceutical composition comprising a fragment of a polypeptide, said fragment including amino acid sequence LKKTET, said fragment comprising properties of having actin sequestering or actin binding capability, said fragment having wound-healing or inflammation-reducing activity, said composition further including a pharmaceutically acceptable carrier when used to modulate wound healing or reduce inflammation.

69. A method for promoting wound healing in a subject in need of such treatment comprising administering to the subject a wound-healing effective amount of a composition containing a wound healing polypeptide other than thymosin β4, said polypeptide comprising properties of having actin sequestering or actin binding capability, said polypeptide having wound healing activity, and said polypeptide comprising the amino acid sequence LKKTET.

A-2

190	Australia	2006261156	6-19-2006	Issued

1.          Use of a peptide agent comprising amino acid sequence LKKTET or a conservative variant thereof, LKKTNT or a conservative variant thereof, KLKKTET, LKKTETQ, Thymosin β4 (Tβ4), a Tβ4 isoform, analogue or derivative, Tβ4 sulfoxide, an N-terminal variant of Tβ4, a C-terminal variant of Tβ4, Tβ4ala, Tβ9, Tβ10, Tβ11, Tβ12, Tβ13, Tβ14, Tβ15, gelsolin, vitamin D binding protein (DBP), profilin, cofilin, depactin, DNasel, vilin, fragmin, severin, capping protein, β-actinin or acumentin, or a stimulating agent that stimulates production of said peptide agent, in the manufacture of a medicament for treating elevated intraocular pressure in a subject, wherein said medicament is formulated as an ophthalmically acceptable composition.

2.          A method of treating elevated intraocular pressure in a subject, comprising administering to the subject an ophthalmically acceptable composition comprising a peptide agent comprising amino acid sequence LKKTET or a conservative variant thereof, LKKTNT or a conservative variant thereof, KLKKTET, LKKTETQ, Thymosin β4 (Tβ4), a Tβ4 isoform, analogue or derivative, Tβ4 sulfoxide, an N-terminal variant of Tβ4, a C-terminal variant of Tβ4, Tβ4ala, Tβ9, Tβ10, Tβ11, Tβ12, Tβ13, Tβ14, Tβ15, gelsolin, vitamin D binding protein (DBP), profilin, cofilin, depactin, DNasel, vilin, fragmin, severin, capping protein, β-actinin or acumentin, or a stimulating agent that stimulates production of said peptide agent.

9.          A method of treating dry eye syndrome in a subject, comprising administering to the subject an ophthalmically acceptable composition having a pH of about 6.8 to 8.1 and comprising a peptide agent comprising amino acid sequence LKKTET, or a conservative variant thereof, LKKTNT or a conservative variant thereof. KLKKTET, LKKTETQ, Thymosin β4 (Tβ4), a Tβ4 isoform, analogue or derivative, Tβ4 sulfoxide, an N-terminal variant of Tβ4, a C-terminal variant of 1134, Tβ4ala, Tβ9, Tβ10, Tβ11, Tβ12, Tβ13, Tβ14, Tβ15, gelsolin, vitamin D binding protein (DBP), profiling, cofilin, depactin, Dnasel, vilin, fragmin, severin, capping protein, p-actinin, or acumentin, or a stimulating agent that stimulates production of said peptide agent.

A-3

230	Australia	2009258034	3-13-2009	Pending

1. A peptide fragment having an amino acid sequence corresponding to a portion of at least one of a thymosin beta 4, a thymosin beta 10 or a thymosin beta 15 amino acid sequence, said fragment comprising amino acid sequence H-Leu-I_ys-I_ys-Thr-Glu-Thr-OH, Ac-Leu-Lys-Lys-Thr-Glu- Thr-OH, H-Ser-Asp-Lys-Pro-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle- Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle- Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, Ac- Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, H-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys- Glu-Thr-OH, Ac-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, H-IIe-GIu- Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser-OH, Ac-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly- Glu-Ser-OH, H-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr-Glu-Thr, Ac-Leu- Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro, H-Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu- Ile-Glu-Lys-Phe-Asp-Lys-Ser, H-Leu-Lys-Lys-Thr-Glu-Thr-Gln, Ac-Leu-Lys- Lys-Thr-Glu-Thr-Gln, H-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, Ac-GIu- Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, H-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly- Glu-Ser, Ac-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser, H-Met-Ala-Glu-lle- Glu-Lys-Phe-Asp-Lys-Ser, Ac-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Leu-Lys-Lys-Thr-Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu- Lys-Phe-Asp-Lys-Ser-OH, Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, Glu-Lys-Asn- Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, Ile-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu- Ser-OH, Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr- Glu-Thr-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp- Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-OH, H-Ser-Asp-Lys-Pro-Asp-Met- Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln- OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser- Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu- Lys-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys- Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu-Lys-OH, H-Leu-Lys-Lys-Thr-Glu- Thr-Gln-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys- Gln-Ala-Gly-Glu-Ser-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn- Pro-Leu-Pro-Ser-Lys-GIu-Thr-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys- Leu-Lys-Lys-Thr-Glu-Thr, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu- Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro- Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu- Thr-Gln, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys- Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln, H-Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu- Lys, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser- Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys, H-Leu-Lys-Lys-Thr-Glu-Thr-GIn- Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala- Gly-Glu-Ser, Ac-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro-Leu-Pro- Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser, Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr- Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys- Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu- Lys-OH, Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys- Glu-Thr-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, a methionine- containing variant of said fragment in which said methionine is oxidized or superoxidized, a variant of said fragment which normally is methionine- containing but which has an amino acid substituent substituted for at least one methionine of the normally methionine-containing fragment, an isolated R-enantiomer of said fragment, an isolated S-enantiomer of said fragment, or a combination thereof.

22. A method of at least one of suppressing inflammation in tissue of a subject, stimulating cell migration in tissue of a subject, protecting tissue from cytotoxicity in tissue of a subject, inhibiting apoptosis in tissue of a subject, stimulating collagen in tissue of a subject, inhibiting collagen in tissue of a subject, stimulating collagen IV in tissue of a subject, stimulating elastin in tissue of a subject, inhibiting NFkB translocation in tissue of a subject, inhibiting tissue damage caused by ultraviolet (UV) radiation, protecting tissue from ultraviolet (UV) radiation damage, promoting neurite outgrowth, promoting neuron survival, stimulating production of L1 , inhibiting IKBa phosphorylation, or restoring impaired T-lymphocyte blastogenic response comprising administering to said subject a peptide fragment having an amino acid sequence corresponding to a portion of a thymosin beta 4, a thymosin beta 10 or a thymosin beta 15 amino acid sequence, said fragment comprising amino acid sequence H-Leu-Lys-Lys-Thr-Glu-Thr-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-OH, H-Ser-Asp-Lys-Pro-OH, H-Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr- Glu-Thr-Gln-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, H-Glu-Lys-Asn-Pro- Leu-Pro-Ser-Lys-Glu-Thr-OH, Ac-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, H-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, Ac-IIe-GIu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, H-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr-Glu-Thr, Ac-Leu-Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, H-Leu-Lys-Lys-Thr-Glu-Thr-Gln, Ac-Leu-Lys-Lys-Thr-Glu-Thr-Gln, H-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, Ac-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, H-IIe-GIu-Gln-Glu-Lys-GIn-Ala-Gly-Glu-Ser, Ac-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser, H-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Ac-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Leu-Lys-Lys-Thr-Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, He-GIu-GIn-GIu-Lys-GIn-Ala-Gly-Glu-Ser-OH, Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-Ile-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-OH, H-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-Ile-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu- Thr-GIn-Glu-Lys, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe- Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-GIu-Thr-GIn-Glu-Lys, H-Leu-Lys-Lys- Thr-Glu-Thr-Gln-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln- Glu-Lys-GIn-Ala-Gly-Glu-Ser, Ac-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys- Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu- Ser, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys- Leu-Lys-Lys-Thr-Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu- Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr- Glu-Thr-GIn-Glu-Lys-OH, Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro- Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, a methionine-containing variant of said fragment in which said methionine is oxidized or superoxidized, a variant of said fragment which normally is methionine-containing but which has an amino acid substituent substituted for at least one methionine of the normally methionine-containing fragment, an isolated R-enantiomer of said fragment, an isolated S-enantiomer of said fragment, or a combination thereof.

A-4

230	Japan	500875/2011	3-13-2009	Pending

1. A peptide fragment having an amino acid sequence corresponding to a portion of at least one of a thymosin beta 4, a thymosin beta 10 or a thymosin beta 15 amino acid sequence, said fragment comprising amino acid sequence H-Leu-I_ys-I_ys-Thr-Glu-Thr-OH, Ac-Leu-Lys-Lys-Thr-Glu- Thr-OH, H-Ser-Asp-Lys-Pro-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle- Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle- Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, Ac- Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, H-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys- Glu-Thr-OH, Ac-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, H-IIe-GIu- Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser-OH, Ac-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly- Glu-Ser-OH, H-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr-Glu-Thr, Ac-Leu- Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro, H-Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu- Ile-Glu-Lys-Phe-Asp-Lys-Ser, H-Leu-Lys-Lys-Thr-Glu-Thr-Gln, Ac-Leu-Lys- Lys-Thr-Glu-Thr-Gln, H-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, Ac-GIu- Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, H-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly- Glu-Ser, Ac-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser, H-Met-Ala-Glu-lle- Glu-Lys-Phe-Asp-Lys-Ser, Ac-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Leu-Lys-Lys-Thr-Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu- Lys-Phe-Asp-Lys-Ser-OH, Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, Glu-Lys-Asn- Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, Ile-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu- Ser-OH, Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr- Glu-Thr-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp- Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-OH, H-Ser-Asp-Lys-Pro-Asp-Met- Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln- OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser- Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu- Lys-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys- Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu-Lys-OH, H-Leu-Lys-Lys-Thr-Glu- Thr-Gln-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys- Gln-Ala-Gly-Glu-Ser-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn- Pro-Leu-Pro-Ser-Lys-GIu-Thr-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys- Leu-Lys-Lys-Thr-Glu-Thr, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu- Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro- Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu- Thr-Gln, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys- Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln, H-Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu- Lys, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser- Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys, H-Leu-Lys-Lys-Thr-Glu-Thr-GIn- Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala- Gly-Glu-Ser, Ac-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro-Leu-Pro- Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser, Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr- Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys- Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala- Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu- Lys-OH, Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys- Glu-Thr-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, a methionine- containing variant of said fragment in which said methionine is oxidized or superoxidized, a variant of said fragment which normally is methionine- containing but which has an amino acid substituent substituted for at least one methionine of the normally methionine-containing fragment, an isolated R-enantiomer of said fragment, an isolated S-enantiomer of said fragment, or a combination thereof.

22. Use of a peptide fragment having an amino acid sequence corresponding to a portion of a thymosin beta 4, a thymosin beta 10 or a thymosin beta 15 amino acid sequence in the preparation of a medicament for at least one of suppressing inflammation in tissue of a subject, stimulating cell migration in tissue of a subject, protecting tissue from cytotoxicity in tissue of a subject, inhibiting apoptosis in tissue of a subject, stimulating collagen in tissue of a subject, inhibiting collagen in tissue of a subject, stimulating collagen IV in tissue of a subject, stimulating elastin in tissue of a subject, inhibiting NFkB translocation in tissue of a subject, inhibiting tissue damage caused by ultraviolet (UV) radiation, protecting tissue from ultraviolet (UV) radiation damage, promoting neurite outgrowth, promoting neuron survival, stimulating production of L1 , inhibiting IKBa phosphorylation, or restoring impaired T-lymphocyte blastogenic response, said fragment comprising amino acid sequence H-Leu-Lys-Lys-Thr-Glu-Thr-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-OH, H-Ser-Asp-Lys-Pro-OH, H-Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr- Glu-Thr-Gln-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-Gln-OH, H-Glu-Lys-Asn-Pro- Leu-Pro-Ser-Lys-Glu-Thr-OH, Ac-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, H-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, Ac-IIe-GIu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, H-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Ac-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Leu-Lys-Lys-Thr-Glu-Thr, Ac-Leu-Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, H-Leu-Lys-Lys-Thr-Glu-Thr-Gln, Ac-Leu-Lys-Lys-Thr-Glu-Thr-Gln, H-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, Ac-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr, H-IIe-GIu-Gln-Glu-Lys-GIn-Ala-Gly-Glu-Ser, Ac-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser, H-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Ac-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser, Leu-Lys-Lys-Thr-Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-OH, He-GIu-GIn-GIu-Lys-GIn-Ala-Gly-Glu-Ser-OH, Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-Ile-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-OH, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-OH, H-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-Ile-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, Ac-Leu-Lys-Lys-Thr-Glu-Thr-Gln-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu-Ser-OH, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-Gln, H-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu- Thr-GIn-Glu-Lys, Ac-Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe- Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-GIu-Thr-GIn-Glu-Lys, H-Leu-Lys-Lys- Thr-Glu-Thr-Gln-Glu-Lys-Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln- Glu-Lys-GIn-Ala-Gly-Glu-Ser, Ac-Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys- Asn-Pro-Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-Gln-Glu-Lys-Gln-Ala-Gly-Glu- Ser, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys- Leu-Lys-Lys-Thr-Glu-Thr-OH, Ser-Asp-Lys-Pro-Asp-Met-Ala-Glu-lle-Glu- Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr-Glu-Thr-GIn-OH, Ser-Asp-Lys- Pro-Asp-Met-Ala-Glu-lle-Glu-Lys-Phe-Asp-Lys-Ser-Lys-Leu-Lys-Lys-Thr- Glu-Thr-GIn-Glu-Lys-OH, Leu-Lys-Lys-Thr-Glu-Thr-GIn-Glu-Lys-Asn-Pro- Leu-Pro-Ser-Lys-Glu-Thr-lle-Glu-GIn-Glu-Lys-GIn-Ala-Gly-Glu-Ser-OH, a methionine-containing variant of said fragment in which said methionine is oxidized or superoxidized, a variant of said fragment which normally is methionine-containing but which has an amino acid substituent substituted for at least one methionine of the normally methionine-containing fragment, an isolated R-enantiomer of said fragment, an isolated S-enantiomer of said fragment, or a combination thereof.

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Exhibit B

PHS LICENSE TERMS

APPLICABLE TO LICENSEE

For the purposes of this Exhibit C only, terms in bold have the meanings given such terms in the PHS License.

5.01	PHS reserves on behalf of the Government an irrevocable, nonexclusive, non-transferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, Licensee agrees to provide PHS reasonable quantities of Licensed Products or materials made through the Licensed Processes solely for PHS research use and not for purposes of commercial development, manufacture or distribution, at a price equal to Licensee’s cost of such.

5.02	Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

5.03	Licensee acknowledges that PHS may enter into future Cooperative Research and Development Agreements (CRADAs) under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. PHS agrees to notify Licensee, as soon as is practical of any proposed CRADA that relates to the subject matter of this Agreement. Licensee agrees not to unreasonably deny requests for a Research License from such future collaborators with PHS when acquiring such rights is necessary in order to make a Cooperative Research and Development Agreement (CRADA) project feasible. As of the effective date of this Agreement, Licensee requests that Licensee have an opportunity to join as a party to any proposed Cooperative Research and Development Agreement (CRADA).

5.04	In addition to the reserved license of Paragraph 5.01 above, PHS reserves the right to grant such nonexclusive Research Licenses directly or to require Licensee to grant nonexclusive Research Licenses on commercially reasonable terms. The purpose of this Research License is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, PHS shall consult with Licensee before granting to commercial entities a Research License or providing to them research samples of Licensed Products or materials made through the Licensed Processes, provided however that PHS will not provide materials obtained from Licensee under Paragraph 5.01 above to third parties, except with Licensee’s prior written consent, which shall not be unreasonably withheld.

8.01	Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours upon five (5) business days prior written notice from PHS to Licensee for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an under reporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse PHS for the cost of the inspection at the time Licensee pays the unreported royalties, including any late charges as required by Paragraph 9.08 of this Agreement. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides Licensee notice of the payment due.

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10.01	Licensee shall use its reasonable best efforts to bring the Licensed Products and Licensed Processes to Practical Application. “Reasonable best efforts” for the purposes of this provision shall include substantial adherence to the Commercial Development Plan at Appendix F and substantial performance of the Benchmarks at Appendix E as may be amended from time to time by mutual written consent. The efforts of sublicensees and Affiliates shall be considered the efforts of Licensee. To the extent that the Benchmarks or development obligations set forth in Appendix E differ from or conflict with those set forth in the Commercial Development Plan in Appendix F, Appendix E shall be considered to supersede Appendix F and the Commercial Development Plan in Appendix F shall be amended to be consistent with Appendix E.

10.02	Upon the First Commercial Sale, until the expiration of this Agreement, Licensee shall use its reasonable best efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.

12.05	Licensee shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants (the “Indemnified Parties”) harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage (the “Indemnified Losses”) suffered by an Indemnified Party in connection with or arising out of a) the use by or on behalf of Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights, or b) the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights. Licensee agrees to maintain a liability insurance program consistent with sound business practice. Notwithstanding any other provision to the contrary, Licensee shall have no obligation to indemnify an Indemnified Party from an Indemnified Loss in connection with or arising out of the design, manufacture, distribution or use of any Licensed Product or Licensed Process by or on behalf of the Indemnified Party.

13.05	PHS shall specifically have the right to terminate or, with Licensee’s consent, modify, at its option, this Agreement, if PHS determines that the Licensee: 1) is not using its reasonable best efforts to effectuate the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to PHS’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes; 2) has not used its reasonable best efforts to achieve the Benchmarks as my be modified under Paragraph 9.02; 3) has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement; 4) has committed a material breach of a covenant or agreement contained in the license; 5) is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences; 6) cannot reasonably satisfy unmet health and safety needs; or 7) cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.02 unless waived. In making this determination, PHS will take into account the normal course of commercial development programs conduct with sound and reasonable business practices and judgment and the annual reports submitted by Licensee under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to Licensee providing Licensee specific notice of, and a ninety (90) day opportunity to respond to, PHS’s concerns as to the previous items 1) to 7). If Licensee fails to alleviate PHS’s concerns as to the previous items 1) to 7) or fails to initiate corrective action to PHS’s reasonable satisfaction, PHS may terminate this Agreement.

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13.07	PHS reserves the right according to 35 U.S.C. § 209(1)(4) to terminate or modify this Agreement if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by Licensee.

13.08	Within thirty (30) days of receipt of written notice of PHS’s unilateral decision to modify or terminate this Agreement, Licensee may, consistent with the provisions of 37 C.F.R. 404.11, appeal the decision by written submission to the designated PHS official. The decision of the designated PHS official shall be the final agency decision. Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.09	Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS and Licensee pursuant to Paragraph 4.03.

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